EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the accompanying Annual Report on Form 10-K of Brainstorm Cell Therapeutics Inc.(the “Company”) for the year ended December 31, 2014, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Annual Report on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K for the year ended December 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 26, 2015		/s/ Dr. Tony Fiorino
	Name:	Dr. Tony Fiorino
	Title:	Chief Executive Officer (Principal Executive Officer)